As filed with the Securities and Exchange Commission on February 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Revolution Medicines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2029180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Saginaw Drive Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

2020 Incentive Award Plan

2020 Employee Stock Purchase Plan

(Full Title of the plan)

Mark A. Goldsmith, M.D., Ph.D.

President and Chief Executive Officer

Revolution Medicines, Inc.

700 Saginaw Drive

Redwood City, California 94063

(650) 481-6801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

John C. Williams, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Revolution Medicines, Inc. is sometimes referred to as “Registrant.”

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by the Registrant, relating to (a) 8,234,020 shares of its common stock, $0.0001 par value (the “Common Stock”), issuable to eligible employees, directors and consultants of the Registrant under the Registrant’s 2020 Incentive Award Plan (the “2020 Plan”) and (b) 1,646,745 shares of Common Stock issuable to eligible employees of the Registrant under the 2020 Employee Stock Purchase Plan (the “ESPP”). Shares available for issuance under the 2020 Plan and the ESPP were previously registered on registration statements on Form S-8 filed with the Commission on February 18, 2020, Registration No.  333-236493, March 2, 2021, Registration No.  333-253791, February 28, 2022, Registration No.  333-263098, and February 27, 2023, Registration No.  333-270065 (the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate to and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 26, 2024; and

•

the description of the Registrant’s Common Stock which is registered under Section 12 of the Exchange Act, in the Registrant’s registration statement on Form 8-A, filed on February 6, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement that indicates that all of the shares of Common Stock registered hereunder have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or Current Report on Form 8-K furnished under Items 2.02 or 7.01, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 5.	Interests of Named Experts and Counsel.

Certain attorneys affiliated with Latham & Watkins LLP own shares of the Registrant’s Common Stock representing in the aggregate less than 1% of the outstanding shares of the Registrant’s Common Stock.

Item 8.	Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	2/18/2020	3.1

4.2	Amended and Restated Bylaws.	8-K	3/8/2021	3.1

4.3	Form of Common Stock Certificate.	S-1	1/17/2020	4.2

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.					X

99.1#	2020 Incentive Award Plan.	S-1/A	2/3/2020	10.7	(a)

99.2#	2020 Employee Stock Purchase Plan.	S-1/A	2/3/2020	10.8

107.1	Filing Fee Table.					X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on this 26th day of February 2024.

Revolution Medicines, Inc.

By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Goldsmith, M.D., Ph.D., Jeff Cislini and Jack Anders, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Goldsmith Mark A. Goldsmith, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2024

/s/ Jack Anders Jack Anders	Chief Financial Officer (Principal Financial and Accounting Officer)	February 26, 2024

/s/ Elizabeth McKee Anderson	Director	February 26, 2024
Elizabeth McKee Anderson

/s/ Flavia Borellini	Director	February 26, 2024
Flavia Borellini, Ph.D.

/s/ Alexis Borisy	Director	February 26, 2024
Alexis Borisy

/s/ Sandra J. Horning	Director	February 26, 2024
Sandra J. Horning, M.D.

/s/ Lorence Kim	Director	February 26, 2024
Lorence Kim, M.D.

/s/ Sushil Patel	Director	February 26, 2024
Sushil Patel, Ph.D.

/s/ Thilo Schroeder	Director	February 26, 2024
Thilo Schroeder, Ph.D.

/s/ Barbara Weber	Director	February 26, 2024
Barbara Weber, M.D.